UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

May 20, 2024

CHEMED CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8351	31-0791746
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2600 First Financial Center, 255 East 5th Street, Cincinnati, OH 45202

(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code:

(513) 762-6690

Title of each class	Trading symbol	Name of each exchange on which registered
Capital stock $1 par value	CHE	NYSE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[_]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

[_]     Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240-14d-2(b))

[_]     Pre-commencement communications pursuant to Rule 13e-4 (c) under Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.  Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

Item 5.07 Submission of Matters to a Vote of Security Holders

(a)On May 20, 2024, Chemed Corporation held its annual meeting of stockholders.

(b)Stockholders voted on the matters set forth below:

Item 1. Election of Directors. The following directors, who constitute the entire Board of Directors, were elected at the meeting by the votes indicated:

Nominee	For	Against	Abstentions	Broker non-votes
Kevin J. McNamara	13,260,382	183,127	9,636	657,627
Ron DeLyons	13,399,397	44,785	8,964	657,627
Patrick P. Grace	10,340,864	3,102,593	9,689	657,627
Christopher J. Heaney	12,706,259	737,552	9,335	657,627
Thomas C. Hutton	13,251,771	192,129	9,247	657,627
Andrea R. Lindell	12,986,058	458,653	8,436	657,627
Elaine McCarthy	13,316,333	127,118	9,695	657,627
John M. Mount Jr.	13,371,045	71,743	10,359	657,627
Thomas P. Rice	13,169,821	274,151	9,175	657,627
George J. Walsh III	11,528,910	1,914,772	9,465	657,627

Item 2. Ratification of Independent Accountants. The proposal to ratify the appointment of PricewaterhouseCoopers LLP by the Audit Committee of the Board of Directors as the company’s independent accountants for the year ending December 31, 2024, was approved with the following votes:

Voted
For	13,700,299
Against	403,720
Abstain	6,754
Broker non-votes	-

Item 3. Executive Compensation. The proposal to approve, on a non-binding basis, the Company’s executive compensation program, was approved with the following votes:

Voted
For	11,126,353
Against	2,312,361
Abstain	14,433
Broker non-votes	657,627

Item 4. Stockholder Proposal. The proposal requesting stockholder ratification of termination pay, was not approved with the following votes:

Voted
For	1,017,627
Against	12,380,038
Abstain	55,482
Broker non-votes	657,627

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMED CORPORATION

Dated: May 21, 2024	By:	/s/ Michael D. Witzeman
Michael D. Witzeman
Vice President and Chief Financial Officer